  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Nine Months Ended
September 30, 2008

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2008

TABLE OF CONTENTS

Page

Earnings Press Release	2 – 9

Financial Highlights	10 – 11

Funds From Operations and Other Information	12

Debt Schedule	13 – 14

Top Ten Retail Tenants	15

Lease Expiration Analysis	16 – 18

Leasing Activity	19 – 27

Same Store Net Operating Income Analysis	28

Property Transactions	29

Unconsolidated Joint Ventures	30 – 37

Property List	38 – 48

This supplemental financial information contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation

Reports Third Quarter 2008 Results

OAK BROOK, IL (November 5, 2008) – Inland Real Estate Corporation (NYSE: IRC) today announced financial and operational results for the third quarter and nine months ended September 30, 2008.

Quarter and Recent Highlights

•

Funds from Operations (FFO) increased 4.2 percent to $23.8 million and 2.9 percent to $0.36 per share (basic and diluted) for the quarter ended September 30, 2008, over the third quarter 2007.

•

Total revenues increased 3.7 percent to $48.6 million and 4.5 percent to $145.8 million for the three and nine-month periods, respectively, compared to the comparable prior-year periods.

•

Strong leasing volumes were recorded during the quarter, with 92 leases executed for the rental of 733,545 aggregate square feet; new leases were signed for 151,818 aggregate square feet, an increase of 282 percent over the third quarter 2007.

•

Third quarter average base rents for total portfolio new and renewal leases increased 10.3 percent and 8.7 percent, respectively, over expiring rates.

•

Company further strengthened its financial position during the quarter, closing a $140.0 million term loan and utilizing borrowing proceeds to retire remaining 2008 debt maturities and reduce the outstanding balance on its existing three-year $155.0 million line of credit.

Financial Results

The Company reported that for the third quarter 2008, FFO, a widely-accepted supplemental non-GAAP measure of performance for real estate investment trusts (REITs), was $23.8 million, an increase of 4.2 percent compared to $22.8 million for the three months ended September 30, 2007.  On a per share basis, FFO was $0.36 (basic and diluted) for the third quarter of 2008, an increase of 2.9 percent compared to $0.35 per share for the three months ended September 30, 2007.  The increase in FFO for the quarter was primarily due to increased equity in earnings of unconsolidated joint ventures, including land sale gains and income from unconsolidated properties.  These earnings were partially offset by the recording of a non-cash charge of $1.2 million, or $0.02 per share, pertaining to a decline in value of certain investment securities which was determined to be other than temporary.  Additionally, the earnings were partially offset by lower acquisition fee income earned through the Company’s joint venture with Inland Real Estate Exchange Corporation (IREX), which may vary period to period depending on the timing of sales to 1031 exchange investors.

Net income was $9.7 million for the third quarter, a decrease of 3.8 percent compared to net income of $10.0 million for the three months ended September 30, 2007.  On a per share basis, net income was $0.15 (basic and diluted) for the third quarter of 2008, level with the comparable prior-year period.

The decrease in net income for the quarter was primarily due to the aforementioned items which include the non-cash charge of $1.2 million to record the other than temporary decline in value of certain investment securities and lower acquisition fee income earned through the IREX joint venture, plus an increase in depreciation and amortization expenses related to the acquisitions closed during the year.

FFO increased 0.9 percent to $70.5 million for the nine months ended September 30, 2008, compared to $69.9 million for the nine months ended September 30, 2007.  FFO per share (basic and diluted) for the nine months ended September 30, 2008 was $1.07, level with the comparable prior-year period.  The increase in FFO for the nine months ended September 30, 2008, was primarily due to a deferred partnership gain of $3.2 million recognized last quarter upon repayment of the related mortgage receivable, an increase in gains on the sales of certain investment securities, and an increase in gains related to the sales of properties to 1031 exchange investors through the IREX joint venture.  These gains were partially offset by aggregate non-cash charges of $3.7 million related to the decline in value of certain investment securities determined to be other than temporary, and by a $0.7 million impairment recorded last quarter to adjust the book value of a consolidated property sold during the third quarter of 2008.

Net income was $30.1 million for the nine months ended September 30, 2008, a decrease of 7.3 percent compared to net income of $32.4 million for the comparable period in 2007.  Net income per share was $0.46 (basic and diluted) for the nine months ended September 30, 2008, a decrease of 8.0 percent from $0.50 per share for the same period in 2007.  The decrease in net income for the nine-month period was primarily the result of an increase in depreciation and amortization expenses related to 2008 acquisitions, plus the aforementioned items which include aggregate non-cash charges of $3.7 million to record the other than temporary decline in value of certain investment securities and the $0.7 million impairment recorded to adjust the book value of a consolidated property that was subsequently sold.  The impact of these items was partially offset by the aforementioned deferred partnership gain of $3.2 million, increased gains on the sales of certain investment securities, and increased equity in earnings of unconsolidated joint ventures.

Reconciliations of FFO to net income and FFO per share to net income per share are provided at the end of this release.

“Our performance this quarter illustrates the fundamental strength of a portfolio centered on value and necessity retail,” said Mark Zalatoris, Inland Real Estate Corporation’s president and chief executive officer.  “Within an extraordinarily challenging business environment our assets remain consistently in demand with retailers and consumers.  For the quarter, our strong leasing activity supported moderate gains in FFO and revenue. We also further solidified our financial position, which provides a critical competitive advantage in the current credit-constrained marketplace.”

Portfolio Performance
For the quarter, total revenues increased 3.7 percent to $48.6 million from $46.9 million in the third quarter of 2007.  Revenues increased primarily due to increased rental income from leasing gains and the Bank of America acquisitions, partially offset by lower acquisition fee income from the IREX joint venture compared to the third quarter of 2007.  Total revenues for the nine months ended September 30, 2008 increased 4.5 percent to $145.8 million from $139.5 million in the same period prior year.  The increase in revenues for the nine months ended September 30, 2008 was primarily the result of increased rental income from leasing gains and acquisitions, increased fee income from the IREX joint venture, and increased tenant recovery income due to a larger amount of recoverable expenses compared to the same period in 2007.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and nine-month periods during each year.  A total of 125 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Same store net operating income (excluding the impact of straight-line and intangible lease rent) for the quarter was $30.6 million, essentially level with the third quarter of 2007.  Same store net operating income for the quarter was impacted primarily by vacancies created by the Wickes Furniture and Linens N Things bankruptcies.  Same store operating income for the nine-months ended September 30, 2008 increased 1.0 percent to $92.1 million from $91.2 million in the same period of the prior year.  The increase in same store net operating income for the nine-months ended September 30, 2008 was primarily due to a decrease in non-reimbursable tenant-related expenses during the period and to $1.1 million of lease termination income recorded last quarter upon the successful re-tenanting of an unoccupied Roundy’s Supermarkets store.  These items were partially offset by the negative impact from the loss of income related to big-box vacancies.

As of September 30, 2008, financial occupancy for the Company’s same store portfolio was 94.1 percent, compared to 93.1 percent as of June 30, 2008, and 95.6 percent as of September 30, 2007.

Leasing
The Company reported strong leasing activity during the quarter.  For the three months ended September 30, 2008, the Company executed a total of 92 leases aggregating 733,545 square feet of gross leasable area (GLA).  This included 20 new leases comprising 151,818 square feet with an average rental rate of $14.69 per square foot, and representing a 10.3 percent increase over the average expiring rate.  The 71 renewal leases comprise 578,607 square feet with an average rental rate of $12.35 per square foot, representing an 8.7 percent increase over the average expiring rate.  In addition, one non-comparable lease, consisting of new, previously unleased space, comprises 3,120 square feet with an average base rent of $16.67 per square foot.  As of September 30, 2008, the Company’s total portfolio was 94.8 percent leased, compared to 93.6 percent leased as of June 30, 2008, and 95.9 percent leased as of September 30, 2007.  Financial occupancy for the total portfolio was 94.0 percent as of September 30, 2008, compared to 93.6 percent as of June 30, 2008, and 95.7 percent as of September 30, 2007.  The decrease in leased and financial occupancy from the prior-year quarter can be attributed in most part to vacancies created by the Wickes Furniture and Linens N Things bankruptcies.

EBITDA, Balance Sheet, Market Value and Liquidity
Earnings before interest, taxes, depreciation and amortization (EBITDA) was $36.7 million for the quarter, a decrease of 3.5 percent compared to $38.1 million for the third quarter 2007.  For the nine-month period ended September 30, 2008, EBITDA was $111.7 million, a decrease of 0.3 percent compared to $112.0 million in the same period last year.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

EBITDA coverage of interest expense was 2.7 times for the three months ended September 30, 2008, compared to 2.8 times reported in the prior quarter and 2.7 times reported for the third quarter of 2007.  The Company has provided EBITDA and related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding its ability to service and incur debt.

As of September 30, 2008, the Company had an equity market capitalization of approximately $1.0 billion and $1.1 billion of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of approximately $2.2 billion and a debt-to-total market capitalization of 52.2 percent.  Including the convertible notes, 72.5 percent of this debt bears interest at fixed rates.  As of September 30, 2008, the weighted average interest rate on this debt was 5.0 percent.

During the quarter the Company entered into a $140.0 million two-year unsecured term loan agreement with a lending group comprised of five banks.  Borrowings under the term loan bear interest at a variable rate equal to either 50 basis points over the Prime rate or 200 basis points over LIBOR, in effect at the time of borrowing, at the Company's option.  The Company used net proceeds of borrowings under the term loan to retire remaining 2008 debt maturities and to reduce the outstanding balance on its $155.0 million unsecured line of credit.  As of September 30 2008, the Company had $50.0 million outstanding on its unsecured line of credit.  The Company uses the line of credit primarily for joint venture activities, certain debt maturities and working capital.

Joint Venture Activity

The Company sold for $1.2 million 1.17 acres of land at the Orchard Crossing development in Fort Wayne, IN, to Arby’s for the development of a 3,500 square foot fast food restaurant.  The Company also sold to a 1031 exchange buyer a 19,977 square foot, free-standing LaZBoy furniture store on 1.8 acres of land at the North Aurora Towne Centre development in North Aurora, IL, for $5.3 million.  Net proceeds from the sales were used by the Company to pay down the principal balances on existing acquisition and construction loans.

During the quarter the Company, through its IREX joint venture, closed the sales of three office properties acquired in sale-leaseback transactions with AT&T Services and the Greenfield Commons shopping center to 1031 exchange investors.  With these sales, the Company has recovered all of the capital deployed in 2007 to acquire properties for the IREX joint venture, and has reinvested that capital into other IREX joint venture acquisitions.

Acquisitions

As previously announced, during the quarter the Company contributed approximately $60.8 million in cash to the IREX joint venture to acquire four office buildings in sale-leaseback transactions from Bank of America, N.A., for an aggregate purchase price of $152.6 million, including approximately $90.3 million of mortgage debt.  The buildings in Pennsylvania, Nevada, Maryland and New Mexico comprise a total of approximately 840,000 square feet of space and are 100 percent leased by Bank of America.

Dispositions

The Company sold High Point Center, an 86,004 square foot neighborhood shopping center in Madison, WI, for $7.4 million during the quarter.  Proceeds from the disposition were used to repay $5.4 million in outstanding debt with the remaining used for general corporate purposes.

Dividends

In August, September, and October 2008, the Company paid monthly cash dividends to stockholders of $0.08167 per common share.  The Company currently pays annual dividends at the rate of $0.98 per share. The October dividend is the 156th consecutive monthly dividend paid by Inland Real Estate Corporation to stockholders.

Guidance

The Company is revising fiscal year 2008 guidance to reflect the impact of aggregate non-cash charges of $3.7 million related to the other than temporary decline in value of certain investment securities recorded during the nine-month period ended September 30, 2008 and lower fee income from unconsolidated joint ventures due to the timing of sales to 1031 exchange investors.  The Company expects FFO per common share (basic and diluted) for fiscal year 2008 to be in the range of $1.43 to $1.45.

Conference Call/Webcast
The Company will host a management conference call to discuss its financial results on Wednesday, November 5, 2008 at 2:00 p.m. CT (3:00 p.m. ET).  Hosting the conference call for the Company will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer, and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-800-860-2442 or 1-412-858-4600 for international callers.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 4:00 p.m. CT (5:00 p.m. ET) on November 5, 2008, until 8:00 a.m. CT (9:00 a.m. ET) on November 13, 2008.  Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the replay passcode 424130#.  An online playback of the webcast will be archived for at least 60 days in the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 145 neighborhood, community, power, and lifestyle retail centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three and nine months ended September 30, 2008, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
September 30, 2008 and December 31, 2007
(In thousands except per share data)

	September 30, 2008 (unaudited)	December 31, 2007
Assets:

Investment properties:
Land	$349,915	347,804
Construction in progress	2,344	1,573
Building and improvements	986,854	970,231

	1,339,113	1,319,608
Less accumulated depreciation	271,802	250,433

Net investment properties	1,067,311	1,069,175

Cash and cash equivalents	13,719	18,378
Investment in securities	14,174	18,074
Accounts and mortgage receivable	48,095	63,986
Investment in and advances to unconsolidated joint ventures	133,130	103,952
Acquired lease intangibles, net	26,779	27,409
Deferred costs, net	10,496	9,592
Other assets	10,629	10,753

Total assets	$1,324,333	1,321,319

Liabilities:

Accounts payable and accrued expenses	$39,918	35,590
Acquired below market lease intangibles, net	2,930	3,429
Distributions payable	5,411	5,363
Mortgages payable	530,367	606,680
Term Loan	140,000	-
Line of credit	50,000	100,000
Convertible notes	180,000	180,000
Other liabilities	20,275	24,404

Total liabilities	968,901	955,466

Commitments and contingencies

Minority interest	2,272	2,494

Stockholders' Equity:

Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at September 30, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 66,253 and 65,669 Shares issued and outstanding at September 30, 2008 and December 31 2007, respectively	663	657
Additional paid-in capital (net of offering costs of $58,816)	623,833	615,298
Accumulated distributions in excess of net income	(266,715)	(248,262)
Accumulated other comprehensive loss	(4,621)	(4,334)

Total stockholders' equity	353,160	363,359

Total liabilities and stockholders' equity	$1,324,333	1,321,319

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and nine months ended September 30, 2008 and 2007 (unaudited)
(In thousands except per share data)

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Revenues:
Rental income	$34,089	32,247	99,275	96,829
Tenant recoveries	12,123	11,955	39,758	37,231
Other property income	703	555	2,680	2,237
Fee income from unconsolidated joint ventures	1,668	2,114	4,076	3,242
Total revenues	48,583	46,871	145,789	139,539

Expenses:
Property operating expenses	6,194	5,403	21,225	18,142
Real estate tax expense	8,367	8,135	24,911	24,005
Depreciation and amortization	11,543	10,661	34,052	31,416
General and administrative expenses	3,141	2,508	9,732	8,872
Total expenses	29,245	26,707	89,920	82,435

Operating income	19,338	20,164	55,869	57,104

Other income (expense)	(810)	1,294	273	3,833
Gain on sale of joint venture interest	288	-	4,263	2,229
Gain on extinguishment of debt	-	-	-	319
Interest expense	(11,761)	(12,003)	(34,198)	(35,593)
Minority interest	(124)	(117)	(341)	(336)
Income before equity in earnings of unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	6,931	9,338	25,866	27,556

Income tax expense of taxable REIT subsidiary	(116)	(229)	(522)	(653)
Equity in earning of unconsolidated joint ventures	3,002	930	4,354	3,872
Income from continuing operations	9,817	10,039	29,698	30,775
Income (loss) from discontinued operations	(164)	(7)	358	1,655

Net income available to common stockholders	9,653	10,032	30,056	32,430
Other comprehensive income (loss):
Unrealized loss on investment securities	(2,027)	(429)	(320)	(714)
Unrealized gain on derivative instruments	54	-	33	-
Comprehensive income	$7,680	9,603	29,769	31,716

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.15	0.15	0.45	0.47
Discontinued operations	-	-	0.01	0.03
Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.15	0.46	0.50

Weighted average number of common shares outstanding – basic	66,136	65,361	65,938	65,193
Weighted average number of common shares outstanding – diluted	66,193	65,422	65,997	65,260

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental non-GAAP measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Net income available to common stockholders	$9,653	10,032	30,056	32,430
(Gain) loss on sale of investment properties, net of minority interest	16	-	(1,331)	(1,223)
Equity in depreciation of unconsolidated joint ventures	2,631	2,740	7,755	7,582
Amortization on in-place lease intangibles	1,081	604	2,693	2,247
Amortization on leasing commissions	183	198	691	560
Depreciation, net of minority interest	10,245	9,274	30,679	28,295

Funds From Operations	$23,809	22,848	70,543	69,891

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.15	0.46	0.50

Funds From Operations, per common share – basic and diluted	$0.36	0.35	1.07	1.07

Weighted average number of common shares outstanding, basic	66,136	65,361	65,938	65,193

Weighted average number of common shares outstanding, diluted	66,193	65,422	65,997	65,260

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important supplemental measure because we utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense.  We believe that including EBITDA and thereby excluding the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on forms 10-Q and 10-K.  We believe that investors should consider EBITDA in conjunction with net income and the other required GAAP measures of our performance to improve their understanding of our operating results.

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Income from continuing operations	$9,817	10,039	29,698	30,775
Gain on non-operating property	(273)	-	(953)	(1,312)
Income tax expense of taxable REIT subsidiary	116	229	522	653
Income (loss) from discontinued operations, excluding gains	(973)	(7)	(147)	432
Interest expense	11,761	12,003	34,198	35,593
Interest expense associated with discontinued operations	60	169	261	629
Interest expense associated with unconsolidated joint ventures	2,016	2,058	6,066	5,627
Depreciation and amortization	11,543	10,661	34,052	31,416
Depreciation and amortization associated with discontinued operations	51	181	263	617
Depreciation and amortization associated with unconsolidated joint ventures	2,631	2,740	7,755	7,582

EBITDA	$36,749	38,073	111,715	112,012

Total Interest Expense	$13,837	14,230	40,525	41,849

EBITDA: Interest Expense Coverage Ratio	2.7 x	2.7 x	2.8 x	2.7 x

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008 and 2007
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Total revenues	$48,583	46,871	145,789	139,539

Net income available to common stockholders (1)	$9,653	10,032	30,056	32,430
(Gain) loss on sale of investment properties, net of minority interest	16	-	(1,331)	(1,223)
Equity in depreciation of unconsolidated ventures	2,631	2,740	7,755	7,582
Amortization on in-place leases intangibles	1,081	604	2,693	2,247
Amortization on leasing commissions	183	198	691	560
Depreciation, net of minority interest	10,245	9,274	30,679	28,295
Funds From Operations	$23,809	22,848	70,543	69,891

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.15	0.46	0.50

Funds From Operations per weighted average common share – basic and diluted	$0.36	0.35	1.07	1.07

Distributions Declared	$16,218	16,033	48,509	47,750
Distributions Per Common Share	$0.25	0.25	0.74	0.73
Distributions / Funds From Operations Payout Ratio	68.1%	70.2%	68.8%	68.3%
Weighted Average Common Shares Outstanding, Diluted	66,193	65,422	65,997	65,260

	As of September 30, 2008	As of September 30, 2007

Total Assets	$1,324,333	1,302,549

General and Administrative Expenses	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

General and Administrative Expenses (G&A)	$3,141	2,508	9,732	8,872
G&A Expenses as a Percentage of Total Revenue	6.5%	5.4%	6.7%	6.4%
Annualized G&A Expenses as a Percentage of Total Assets	0.95%	0.77%	0.98%	0.91%

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008 and 2007
(In thousands except per share and square footage data)

Net Operating Income	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Net Operating Income (NOI) (Cash basis)	$33,362	31,408	97,119	93,947
Same Store Net Operating Income (Cash basis)	$30,598	30,649	92,094	91,151
Same Store NOI Percentage Increase Over Prior Year Period	-0.2%		1.0%

Consolidated Occupancy	As of September 30, 2008	As of September 30, 2007

Leased Occupancy	94.6%	95.2%
Financial Occupancy	94.4%	95.2%
Same Store Financial Occupancy	94.1%	95.6%

Unconsolidated Occupancy	As of September 30, 2008	As of September 30, 2007

Leased Occupancy	95.4%	98.0%
Financial Occupancy	92.6%	97.0%

Total Occupancy	As of September 30, 2008	As of September 30, 2007

Leased Occupancy	94.8%	95.9%
Financial Occupancy	94.0%	95.7%

Capitalization	As of September 30, 2008	As of September 30, 2007

Total Shares Outstanding	$66,253	65,484
Closing Price Per Share	15.69	15.49
Equity Market Capitalization	1,039,510	1,014,347
Total Debt (3)	1,136,872	1,042,209
Total Market Capitalization	$2,176,382	2,056,556

Debt to Total Market Capitalization	52.2%	50.7%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of intangible leases, interest, depreciation, amortization, bad debt and general and administrative expenses.

(3)

Includes pro-rata share of unconsolidated joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008 and 2007
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental non-GAAP measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007

Net income available to common stockholders	$9,653	10,032	30,056	32,430
Gain on sale of investment properties, net of minority interest	16	-	(1,331)	(1,223)
Equity in depreciation of unconsolidated joint ventures	2,631	2,740	7,755	7,582
Amortization on in-place lease intangibles	1,081	604	2,693	2,247
Amortization on leasing commissions	183	198	691	560
Depreciation, net of minority interest	10,245	9,274	30,679	28,295

Funds From Operations	$23,809	22,848	70,543	69,891

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.15	0.46	0.50

Funds From Operations, per common share – basic and diluted	$0.36	0.35	1.07	1.07

Weighted average number of common shares outstanding, basic	66,136	65,361	65,938	65,193

Weighted average number of common shares outstanding, diluted	66,193	65,422	65,997	65,260

Additional Information
Straight-line rents	$(185)	(188)	(109)	435
Amortization of above and below market rents	48	218	127	390
Amortization of deferred financing fees	550	517	1,635	1,553
Stock based compensation expense	108	85	240	303

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$3,336	1,644	5,444	3,522
Redevelopment	1,204	-	1,204	-
Non-maintenance / revenue generating cap ex
Tenant improvements	1,765	1,220	4,503	6,185
Leasing commissions	528	235	921	785

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008
(In thousands except per share and square footage data)

Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at September 30, 2008:

Fixed rate debt
Mortgagee	Interest Rate at September 30, 2008	Maturity Date	Balance at September 30, 2008	Percent of Total Debt
Allstate	5.27%	11/2012	$12,500	1.39%
Allstate	5.27%	12/2012	18,000	2.00%
Allstate (a)	5.87%	09/2009	6,000	0.67%
Allstate	4.65%	01/2010	22,500	2.50%
Allstate (a) (b)	9.25%	12/2009	3,794	0.42%
Allstate	5.19%	08/2012	36,200	4.02%
Archon Financial	4.88%	01/2011	30,720	3.41%
Bank of America	5.01%	10/2010	6,185	0.69%
Bank of America	4.11%	06/2011	5,510	0.61%
Bank of America	5.52%	04/2010	13,550	1.50%
Bank of America	4.88%	11/2011	12,500	1.39%
Capmark	4.88%	11/2011	9,250	1.03%
Capmark	5.02%	08/2011	8,800	0.98%
Fifth Third Bank	4.70%	10/2010	12,380	1.38%
John Hancock Life Insurance (b)	7.65%	01/2018	11,721	1.30%
Key Bank	5.00%	10/2010	7,500	0.83%
Metlife Insurance Company	4.71%	12/2010	20,100	2.23%
Midland Loan Serv (b)	5.17%	04/2014	17,757	1.97%
Parkway Bank	5.60%	06/2013	50,279	5.58%
Principal Life Insurance (a)	5.25%	10/2009	7,400	0.82%
Principal Life Insurance	3.99%	06/2010	32,930	3.66%
Principal Life Insurance	5.05%	01/2014	16,250	1.80%
Principal Real Estate	5.05%	04/2014	8,750	0.97%
Prudential Asset Resource (b)	5.83%	12/2014	5,704	0.63%
Wells Fargo (a)	6.60%	03/2009	8,000	0.89%
Wells Fargo	5.01%	04/2010	15,300	1.70%
Wells Fargo	5.14%	04/2010	11,125	1.24%
Wells Fargo	5.17%	04/2010	23,690	2.63%
Wells Fargo	4.11%	06/2011	33,220	3.69%
Wells Fargo	5.01%	10/2010	1,700	0.19%
Wheaton Bank & Trust	6.04%	04/2013	3,210	0.36%

Total/Weighted Average Fixed Rate Secured	5.10%		$472,525	52.48%

Convertible Notes	4.63%	11/2026	180,000	19.99%

Total/Weighted Average Fixed Rate	4.97%		652,525	72.47%

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008
(In thousands except per share and square footage data)

Variable rate debt
Mortgagee	Interest Rate at September 30, 2008	Maturity Date	Balance at September 30, 2008	Percent of Total Debt

Bank of America (a)	5.20%	03/2009	$23,300	2.59%
Bank of America	3.36%	12/2010	7,833	0.87%
Bank of America	3.86%	04/2010	4,868	0.54%
Bank of America	3.86%	06/2010	4,987	0.55%
Bank of America	3.86%	07/2010	10,654	1.18%
Bank of America	1.95%	12/2014	6,200	0.69%

Total/Weighted Average Variable Rate Secured	4.79%		57,842	6.42%

KeyBank	4.38%	04/2011	50,000	5.55%
Term Loan	4.50%	09/2010	140,000	15.56%

Total/Weighted Average Variable Rate	4.54%		247,842	27.53%

Total/Weighted Average Debt	4.85%		$900,367	100.00%

(a)	Approximately $48,494 of the Company's mortgages payable mature during 2009. The Company intends to retire these maturities with proceeds drawn on its unsecured line of credit with KeyBank N.A.

(b)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008
(In thousands except per share and square footage data)

Top Ten Retail Tenants (Consolidated)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	11	$6,742	5.23%	693,129	6.21%
Dominick's Finer Foods	8	6,339	4.92%	535,873	4.80%
Roundy's	7	3,871	3.01%	379,635	3.40%
K-Mart	3	1,027	0.80%	286,443	2.57%
TJX Companies, Inc. (1)	8	2,043	1.59%	265,577	2.38%
Kroger	4	1,837	1.43%	235,687	2.11%
PetsMart	9	2,891	2.24%	216,624	1.94%
Carmax	2	4,021	3.12%	187,851	1.68%
Best Buy	4	2,424	1.88%	183,757	1.65%
Office Depot	8	1,940	1.51%	177,732	1.59%

Total		$33,135	25.73%	3,162,308	28.33%

Top Ten Retail Tenants (Unconsolidated)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	5	$3,982	8.97%	338,983	10.08%
Dick's	2	1,548	3.49%	165,000	4.91%
TJX Companies, Inc. (1)	5	1,699	3.83%	158,715	4.72%
Dominick's Finer Foods	2	1,507	3.39%	131,446	3.91%
Bed, Bath and Beyond	2	785	1.77%	89,785	2.67%
K-Mart	1	406	0.92%	86,479	2.57%
Regal Cinemas	1	1,100	2.48%	73,000	2.17%
The Gap	4	979	2.20%	67,965	2.02%
Roundy’s	1	742	1.67%	55,990	1.67%
PetsMart	2	618	1.39%	50,514	1.50%

Total		$13,366	30.11%	1,217,877	36.22%

Top Ten Retail Tenants (Total)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	16	$10,724	6.19%	1,032,112	7.11%
Dominick's Finer Foods	10	7,846	4.53%	667,319	4.59%
Roundy’s	8	4,613	2.66%	435,625	3.00%
TJX Companies, Inc. (1)	13	3,742	2.16%	424,292	2.92%
K Mart	4	1,433	0.83%	372,922	2.57%
PetsMart	11	3,509	2.03%	267,138	1.84%
Kroger	4	1,837	1.06%	235,687	1.62%
Office Depot	9	2,246	1.30%	199,188	1.37%
Carmax	2	4,021	2.32%	187,851	1.29%
Best Buy	2	2,424	1.40%	183,757	1.26%

Total		$42,395	24.48%	4,005,891	27.57%

(1)  Includes TJ Maxx, Marshall's and A.J. Wright stores.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Consolidated)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (2)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (3)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.34%	$211	0.15%	$5.93
2008	7	136,321	1.31%	1,465	1.06%	10.75
2009	17	517,573	4.96%	3,993	2.89%	7.71
2010	12	391,753	3.75%	3,332	2.42%	8.51
2011	23	712,631	6.82%	7,660	5.55%	10.75
2012	25	596,166	5.71%	6,356	4.61%	10.66
2013	28	724,220	6.93%	7,257	5.26%	10.02
2014	19	659,954	6.32%	8,091	5.86%	12.26
2015	14	333,637	3.19%	4,094	2.97%	12.27
2016	8	172,760	1.65%	2,548	1.85%	14.75
2017+	58	3,338,705	31.96%	39,782	28.84%	11.92

TOTAL/WEIGHTED AVERAGE	213	7,619,326	72.94%	$84,789	61.46%	$11.13

ALL NON-ANCHOR LEASES
M-T-M	6	15,226	0.15%	$167	0.12%	$10.97
2008	66	182,464	1.75%	3,009	2.18%	16.49
2009	199	446,025	4.27%	7,928	5.75%	17.77
2010	169	433,025	4.15%	8,406	6.09%	19.41
2011	134	391,870	3.75%	6,730	4.88%	17.17
2012	186	495,916	4.75%	9,352	6.78%	18.86
2013	155	449,165	4.30%	8,758	6.35%	19.50
2014	34	103,618	0.99%	1,941	1.41%	18.73
2015	24	74,556	0.71%	1,788	1.29%	23.98
2016	16	57,475	0.55%	1,143	0.83%	19.89
2017+	42	176,733	1.69%	3,951	2.86%	22.36

TOTAL/WEIGHTED AVERAGE	1,031	2,826,073	27.06%	$53,173	38.54%	$18.82

ALL LEASES
M-T-M	8	50,832	0.49%	$378	0.27%	$7.44
2008	73	318,785	3.06%	4,474	3.24%	14.03
2009	216	963,598	9.23%	11,921	8.64%	12.37
2010	181	824,778	7.90%	11,738	8.51%	14.23
2011	157	1,104,501	10.57%	14,390	10.43%	13.03
2012	211	1,092,082	10.46%	15,708	11.39%	14.38
2013	183	1,173,385	11.23%	16,015	11.61%	13.65
2014	53	763,572	7.31%	10,032	7.27%	13.14
2015	38	408,193	3.90%	5,882	4.26%	14.41
2016	24	230,235	2.20%	3,691	2.68%	16.03
2017+	100	3,515,438	33.65%	43,733	31.70%	12.44

TOTAL/WEIGHTED AVERAGE	1,244	10,445,399	100.00%	$137,962	100.00%	$13.21

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place

(3)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Unconsolidated)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1) (2)

2008	2	21,790	0.70%	$300	0.64%	$13.77
2009	2	42,857	1.38%	453	0.96%	10.57
2010	4	95,620	3.07%	1,023	2.18%	10.70
2011	5	155,740	5.01%	1,361	2.90%	8.74
2012	5	152,662	4.91%	2,166	4.61%	14.19
2013	5	147,025	4.73%	1,911	4.07%	13.00
2014	9	250,982	8.07%	2,743	5.83%	10.93
2015	5	154,243	4.96%	1,836	3.91%	11.90
2016	4	134,593	4.33%	1,105	2.35%	8.21
2017+	23	1,233,920	39.68%	16,243	34.56%	13.16

TOTAL/WEIGHTED AVERAGE	64	2,389,432	76.84%	$29,141	62.01%	$12.20

ALL NON-ANCHOR LEASES (1)
2008	6	17,682	0.57%	$452	0.96%	$25.56
2009	44	98,692	3.17%	2,161	4.60%	21.90
2010	47	110,310	3.55%	2,611	5.55%	23.67
2011	26	76,024	2.44%	1,631	3.47%	21.45
2012	35	82,826	2.66%	2,096	4.46%	25.31
2013	20	53,543	1.72%	1,379	2.93%	25.76
2014	24	99,427	3.20%	2,385	5.07%	23.99
2015	19	80,812	2.61%	1,952	4.15%	24.15
2016	10	38,686	1.24%	1,069	2.27%	27.63
2017+	13	62,260	2.00%	2,128	4.53%	34.18

TOTAL/WEIGHTED AVERAGE	244	720,262	23.16%	$17,864	37.99%	$24.80

ALL LEASES
2008	8	39,472	1.27%	$752	1.60%	$19.05
2009	46	141,549	4.55%	2,614	5.56%	18.47
2010	51	205,930	6.62%	3,634	7.73%	17.65
2011	31	231,764	7.45%	2,992	6.37%	12.91
2012	40	235,488	7.57%	4,262	9.07%	18.10
2013	25	200,568	6.45%	3,290	7.00%	16.40
2014	33	350,409	11.27%	5,128	10.90%	14.63
2015	24	235,055	7.57%	3,788	8.06%	16.12
2016	14	173,279	5.57%	2,174	4.62%	12.55
2017+	36	1,296,180	41.68%	18,371	39.09%	14.17

TOTAL/WEIGHTED AVERAGE	308	3,109,694	100.00%	$47,005	100.00%	$15.12

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Total)

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.26%	$211	0.11%	$5.93
2008	9	158,111	1.17%	1,765	0.95%	11.16
2009	19	560,430	4.13%	4,446	2.40%	7.93
2010	16	487,373	3.60%	4,355	2.35%	8.94
2011	28	868,371	6.41%	9,021	4.88%	10.39
2012	30	748,828	5.52%	8,522	4.61%	11.38
2013	33	871,245	6.43%	9,168	4.96%	10.52
2014	28	910,936	6.72%	10,834	5.86%	11.89
2015	19	487,880	3.60%	5,930	3.21%	12.15
2016	12	307,353	2.27%	3,653	1.97%	11.89
2017+	81	4,572,625	33.73%	56,025	30.29%	12.25

TOTAL/WEIGHTED AVERAGE	277	10,008,758	73.84%	$113,930	61.59%	$11.38

ALL NON-ANCHOR LEASES (1)
M-T-M	6	15,226	0.11%	$167	0.09%	$10.97
2008	72	200,146	1.48%	3,461	1.87%	17.29
2009	243	544,717	4.02%	10,089	5.45%	18.52
2010	216	543,335	4.00%	11,017	5.96%	20.28
2011	160	467,894	3.45%	8,361	4.52%	17.87
2012	221	578,742	4.27%	11,448	6.19%	19.78
2013	175	502,708	3.71%	10,137	5.48%	20.16
2014	58	203,045	1.50%	4,326	2.34%	21.31
2015	43	155,368	1.14%	3,740	2.01%	24.07
2016	26	96,161	0.71%	2,212	1.20%	23.00
2017+	55	238,993	1.77%	6,079	3.29%	25.44

TOTAL/WEIGHTED AVERAGE	1,275	3,546,335	26.16%	$71,037	38.40%	$20.03

ALL LEASES
M-T-M	8	50,832	0.37%	$378	0.20%	$7.44
2008	81	358,257	2.65%	5,226	2.82%	14.59
2009	262	1,105,147	8.15%	14,535	7.85%	13.15
2010	232	1,030,708	7.60%	15,372	8.31%	14.91
2011	188	1,336,265	9.86%	17,382	9.40%	13.01
2012	251	1,327,570	9.79%	19,970	10.80%	15.04
2013	208	1,373,953	10.14%	19,305	10.44%	14.05
2014	86	1,113,981	8.22%	15,160	8.20%	13.61
2015	62	643,248	4.74%	9,670	5.22%	15.03
2016	38	403,514	2.98%	5,865	3.18%	14.53
2017+	136	4,811,618	35.50%	62,104	33.58%	12.91

TOTAL/WEIGHTED AVERAGE	1,552	13,555,093	100.00%	$184,967	100.00%	$13.65

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis)

(Consolidated)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	16	64,626	$857	$1,148	$291	34.0%
per square foot			$13.26	$17.76	$4.50
2Q2008	12	88,967	$734	$803	$69	9.4%
per square foot			$8.25	$9.03	$0.78
3Q2008	17	46,600	$827	$954	$127	15.4%
per square foot			$17.75	$20.47	$2.72

2008 Total	45	200,193	$2,418	$2,905	$487	20.1%
per square foot			$12.08	$14.51	$2.43

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	49	291,568	$2,853	$3,124	$271	9.5%
per square foot			$9.79	$10.71	$0.92
2Q2008	46	223,056	$2,471	$2,783	$312	12.6%
per square foot			$11.08	$12.48	$1.40
3Q2008	57	392,663	$4,011	$4,403	$392	9.8%
per square foot			$10.21	$11.21	$1.00

2008 Total	152	907,287	$9,335	$10,310	$975	10.4%
per square foot			$10.29	$11.36	$1.07

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis)

(Consolidated - continued)

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	3	80,660	$-	$492
per square foot			$-	$6.10
2Q2008	3	4,138	$-	$100
per square foot			$-	$24.17
3Q2008	-	-	$-	$-
per square foot			$-	$-

2008 Total	6	84,798	$-	$592
per square foot			$-	$6.98

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

(Unconsolidated)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	2	3,048	$53	$64	$11	20.8%
per square foot			$17.39	$21.00	$3.61
2Q2008	3	10,890	$150	$213	$63	42.0%
per square foot			$13.77	$19.56	$5.79
3Q2008	3	105,218	$1,194	$1,276	$82	6.9%
per square foot			$11.35	$12.13	$0.78

2008 Total	8	119,156	$1,397	$1,553	$156	11.2%
per square foot			$11.72	$13.03	$1.31

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	5	56,299	$619	$684	$65	10.5%
per square foot			$11.00	$12.15	$1.15
2Q2008	4	7,144	$166	$187	$21	12.7%
per square foot			$23.24	$26.18	$2.94
3Q2008	14	185,944	$2,565	$2,744	$179	7.0%
per square foot			$13.79	$14.76	$0.96

2008 Total	23	249,387	$3,350	$3,615	$265	7.9%
per square foot			$13.43	$14.50	$1.06

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

(Unconsolidated - continued)

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	11	47,927	$-	$1,250
per square foot			$-	$26.08
2Q2008	-	-	$-	$-
per square foot			$-	$-
3Q2008	1	3,120	$-	$52
per square foot			$-	$16.67

2008 Total	12	51,047	$-	$1,302
per square foot			$-	$25.51

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

(Total)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	18	67,674	$910	$1,212	$302	33.2%
per square foot			$13.45	$17.91	$4.46
2Q2008	15	99,857	$884	$1,016	$132	14.9%
per square foot			$8.85	$10.17	$1.32
3Q2008	20	151,818	$2,021	$2,230	$209	10.3%
per square foot			$13.31	$14.69	$1.38

2008 Total	53	319,349	$3,815	$4,458	$643	16.9%
per square foot			$11.95	$13.96	$2.01

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2008	54	347,867	$3,472	3,808	$336	9.7%
per square foot			$9.98	$10.95	$0.97
2Q2008	50	230,200	$2,637	2,970	$333	12.6%
per square foot			$11.45	$12.90	$1.45
3Q2008	71	578,607	$6,576	$7,147	$571	8.7%
per square foot			$11.37	$12.35	$0.98

2008 Total	175	1,156,674	$12,685	13,925	$1,240	9.8%
per square foot			$10.97	$12.04	$1.07

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

(Total - continued)

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2008	14	128,587	$-	$1,742
per square foot			$-	$13.55
2Q2008	3	4,138	$-	$100
per square foot			$-	$24.17
3Q2008	1	3,120	$-	$52
per square foot			$-	$16.67

2008 Total	18	135,845	$-	$1,894
per square foot			$-	$13.94

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended September 30, 2008

 (In thousands except per share and square footage data)

3rd Quarter 2008 Leasing Activity

(Consolidated)

New Leases	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	17	-	17
Gross Leasable Area (Sq.Ft.)	46,600	-	46,600
Base Rent/Sq.Ft. ($/Sq.Ft.)	$20.47	-	20.47

Renewals	Non- Anchors	Anchors	Total

Number of Leases	45	12	57
Gross Leasable Area (Sq.Ft.)	115,528	277,135	392,663
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.91	8.42	11.21

Non-Comparable Leases (2)	Non- Anchors	Anchors	Total

Number of Leases	-	-	-
Gross Leasable Area (Sq.Ft.)	-	-	-
Base Rent/Sq.Ft. ($/Sq.Ft.)	$-	-	-

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	62	12	74
Gross Leasable Area (Sq.Ft.)	162,128	277,135	439,263
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.65	8.42	12.19

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended September 30, 2008

 (In thousands except per share and square footage data)

3rd Quarter 2008 Leasing Activity (1)

(Unconsolidated)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	1	2	3
Gross Leasable Area (Sq.Ft.)	6,435	98,783	105,218
Base Rent/Sq.Ft. ($/Sq.Ft.)	$24.00	11.35	12.13

Renewals	Non- Anchors	Anchors	Total

Number of Leases	9	5	14
Gross Leasable Area (Sq.Ft.)	34,474	151,470	185,944
Base Rent/Sq.Ft. ($/Sq.Ft.)	$22.02	13.11	14.76

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	1	-	1
Gross Leasable Area (Sq.Ft.)	3,120	-	3,120
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.67	-	16.67

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	11	7	18
Gross Leasable Area (Sq.Ft.)	44,029	250,253	294,282
Base Rent/Sq.Ft. ($/Sq.Ft.)	$21.93	12.42	13.84

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended September 30, 2008

 (In thousands except per share and square footage data)

3rd Quarter 2008 Leasing Activity (1)

(Total)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	18	2	20
Gross Leasable Area (Sq.Ft.)	53,035	98,783	151,818
Base Rent/Sq.Ft. ($/Sq.Ft.)	$20.89	11.35	14.69

Renewals	Non- Anchors	Anchors	Total

Number of Leases	54	17	71
Gross Leasable Area (Sq.Ft.)	150,002	428,605	578,607
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.85	10.08	12.35

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	1	-	1
Gross Leasable Area (Sq.Ft.)	3,120	-	3,120
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.67	-	16.67

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	73	19	92
Gross Leasable Area (Sq.Ft.)	206,157	527,388	733,545
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.34	10.32	12.85

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information

For the three and nine months ended September 30, 2008 and 2007
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and nine months ended September 30, 2008 and 2007, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and nine months ended September 30, 2008 and 2007.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from continuing operations.

	Three months ended September 30, 2008	Three months ended September 30, 2007	% Increase -Decreased	Nine months ended September 30, 2008	Nine months ended September 30, 2007	% Increase -Decreased
Rental income and additional income:
"Same store" investment properties, 125 properties
Rental income	$31,436	31,329	0.3%	94,059	93,223	0.9%
Tenant recovery income	12,044	11,913	1.1%	39,265	37,144	5.7%
Other property income	695	555	25.2%	2,663	2,228	19.5%
"Other investment properties
Rental income	2,790	888		5,198	2,781
Tenant recovery income	79	42		493	87
Other property income	8	-		17	9

Total rental income and additional income	$47,052	44,727		141,695	135,472

Property operating expenses:
"Same store" investment properties, 125 properties
Property operating expenses	$5,261	5,053	4.1%	19,325	17,479	10.6%
Real estate tax expense	8,316	8,095	2.7%	24,568	23,965	2.5%
"Other investment properties"
Property operating expenses	62	131		340	41
Real estate tax expense	51	40		343	40

Total property operating expenses	$13,690	13,319		44,576	41,525

Property net operating income
"Same store" investment properties	$30,598	30,649	-0.2%	92,094	91,151	1.0%
"Other investment properties"	2,764	759		5,025	2,796

Total property net operating income	$33,362	31,408		97,119	93,947

Other income:
Straight-line income	(185)	(188)		(109)	435
Amortization of lease intangibles	48	218		127	390
Other income (expense)	(810)	1,294		273	3,833
Fee income from unconsolidated joint ventures	1,668	2,114		4,076	3,242
Gain on sale of joint venture interest	288	-		4,263	2,229
Gain on extinguishment of debt	-	-		-	319

Other expenses:
Income tax expense of taxable REIT subsidiary	(116)	(229)		(522)	(653)
Bad debt expense	(871)	(219)		(1,560)	(622)
Depreciation and amortization	(11,543)	(10,661)		(34,052)	(31,416)
Provision for asset impairment	-	-		-	-
General and administrative expenses	(3,141)	(2,508)		(9,732)	(8,872)
Interest expense	(11,761)	(12,003)		(34,198)	(35,593)
Minority interest	(124)	(117)		(341)	(336)
Equity in earnings of unconsolidated ventures	3,002	930		4,354	3,872
Income from continuing operations	$9,817	10,039		29,698	30,775

Inland Real Estate Corporation
Supplemental Financial Information
For the nine months ended September 30, 2008
(In thousands except per share and square footage data)

Property Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built / Renovated

01/25/08	Fox Run Square	Naperville	IL	143,512	$23,150	7.4%	97%	Ace Hardware & Dominick's	1986
05/09/08	University of Phoenix (1)	Merrillville	IN	18,018	5,613	7.5%	100%	University of Phoenix	2006

07/14/08	Bank of America (1)	Moosic	PA	300,000	42,608	7.0%	100%	Bank of America	1995

07/14/08	Bank of America (1)	Las Vegas	NV	85,707	25,022	7.0%	100%	Bank of America	1995

07/14/08	Bank of America (1)	Hunt Valley	MD	377,332	72,739	7.0%	100%	Bank of America	1972/1997

07/14/08	Bank of America (1)	Rio Rancho	NM	76,768	12,228	7.0%	100%	Bank of America	1996

				1,001,337	$181,360

Property Dispositions

Date	Property	City	State	GLA Sq. Ft.	Sale Price	Gain/(Loss) on Sale

02/13/08	Walgreen’s	Decatur	IL	13,500	$400	$(46)
02/28/08	Terramere Plaza	Arlington Heights	IL	40,965	5,300	876
04/17/08	Wilson Plaza	Batavia	IL	11,160	1,735	606
09/03/08	High Point Center	Madison	WI	86,004	7,400	(16)

				151,629	$14,835	$1,420

Contribution to Joint Venture with Inland Real Estate Exchange Corporation

Date	Property	City	State	GLA Sq. Ft.	Contributed Value
05/15/08	Fox Run Square	Naperville	IL	143,512	$23,150

(1)

This property was  acquired through our joint venture with IREX

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$2,056	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,789	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,600	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,049	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,754	50.0%	8,412	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	8,789	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	188,213	50.0%	5,141	6,750
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	3,510	4,250
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,672	50.0%	(1,283)	16,338
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,914	50.0%	(89)	7,029
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	97,066	50.0%	704	4,817
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	546,936	50.0%	6,863	47,017
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	169,268	50.0%	4,008	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,997	5,776

					2,833,062		$58,546	$134,032

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	5.21% Fixed	May 2012	$8,200
Allstate	5.63% Fixed	March 2011	8,510
Allstate (a)	4.84% Fixed	December 2009	11,800
Allstate	5.86% Fixed	March 2015	8,500
Capstone	5.45% Fixed	November 2014	73,947
Capstone	5.24% Fixed	November 2014	20,087
John Hancock Life Ins.	5.83% Fixed	February 2015	13,500
Midland Loan Servicing	4.94% Fixed	April 2012	17,500
Midland Loan Servicing	4.94% Fixed	April 2012	15,000
Principal	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,551
Prudential	5.35% Fixed	December 2011	16,500
Wachovia Securities	5.58% Fixed	April 2013	13,448
Wachovia Securities	5.66% Fixed	April 2013	2,639
Wachovia Securities	5.93% Fixed	April 2013	7,604
Wachovia Securities	7.56% Fixed	July 2011	32,677

Total / Weighted Average	5.66%Fixed		$268,063

(a)	Approximately $11,800 of this joint venture's mortgages payable mature during 2009. The Company intends to refinance this debt at current market terms at the time of the debt maturity.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with TMK Development

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

01/5/06	TMK/Inland Aurora	Savannah Crossing	Aurora	IL	14 Acres	40.0%	$8,660	$-

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

06/06/06	NARE/Inland North Aurora I	North Aurora Towne Centre I	North Aurora	IL	29 Acres	45.0%	$5,563	$9,730
08/30/06	NARE/Inland North Aurora II	North Aurora Towne Centre II	North Aurora	IL	20 Acres	45.0%	2,579	2,542
09/10/07	NARE/Inland North Aurora III	North Aurora Towne Centre III	North Aurora	IL	63 Acres	45.0%	2,851	9,598

					112 Acres		$10,993	$21,870

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	4.13% Variable	August 2009	$21,622
La Salle	4.73% Variable	March 2009	5,649
La Salle	4.78% Variable	March 2009	21,329

Total / Weighted Average	4.48%Variable		$48,600

Development Joint Venture with Paradise Group

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

02/23/07	PDG/Tuscany Village Venture	Tuscany Village	Clermont	FL	53 Acres	15.0%	$6,673	$1,358

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

LaSalle Bank N.A.	4.83% Variable	November 2008	$9,052

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with Pine Tree Institutional Realty LLC

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

04/02/07	PTI Ft. Wayne, LLC	Orchard Crossing	Ft. Wayne	IN	31 Acres	85%	$3,302	$12,965

09/26/07	PTI Boise, LLC	Southshore Shopping Center	Boise	ID	7 Acres	85%	1,683	2,970

12/21/07	PTI Westfield, LLC	Lantern Commons	Westfield	IN	64 Acres	85%	5,876	10,184

					102 Acres		$10,861	$26,119

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	4.27% Variable	March 2009	$15,253

National City Bank	4.43% Variable	March 2010	3,494

National City Bank	4.23% Variable	December 2008	11,981

Total / Weighted Average	4.27%Variable		$30,728

Development Joint Venture with Tucker Development Corporation

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

05/12/07	TDC Inland Lakemoor	Shops at Lakemoor	Lakemoor	IL	74 Acres	48%	$7,399	$10,468

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America	4.28% Variable	August 2011	$21,808

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture with Inland Real Estate Exchange

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

05/15/08	IRC/IREX Venture	Fox Run Square	Naperville	IL	143,512	21.47%	1,698	2,850

07/14/08	IRC/IREX Venture	Bank of America	Las Vegas	NV	85,708	99.47%	6,060	25,079

07/14/08	IRC/IREX Venture	Bank of America	Moosic	PA	300,000	99.47%	21,203	14,729

					529,220		$28,961	$42,658

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Charter One Bank N.A.	5.63% Fixed	June 2013	13,275

Parkway Bank	5.60% Fixed	July 2013	25,213

Parkway Bank	5.60% Fixed	July 2013	14,807

Total / Weighted Average	5.61%Fixed		$53,295

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture Development Summary

Project / Entity	MSA	IRC % Interest(1)	Projected Completion Date	Projected Owned GLA	Projected Total GLA	Percent of Owned GLA Pre-leased / Committed	Total Estimated Project Cost	Net Cost Incurred as of September 30, 2008	Major Tenants and Non-owned Anchors

Savannah Crossing – IL TMK/Inland Aurora Venture LLC	Chicago	40%	Q2 2009	37,227	267,227	62.7%	$13,400	$12,038	Wal-Mart (non-owned)
									Walgreen’s
North Aurora Towne Centre Phase I (Outlots) – IL NARE/Inland North Aurora Venture LLC	Chicago	45%	Q4 2009	80,000	200,000	44.5%	32,000	27,639	Target (non-owned)
									JC Penney (non-owned)
									Best Buy
									La-Z-Boy(non-owned)
North Aurora Towne Centre Phase II – IL NARE/Inland North Aurora Venture II LLC	Chicago	45%	Q4 2009	165,000	230,000	-	24,500	8,640	Target (non-owned)
									JC Penney (non-owned)
									Ashley Furniture (non-owned)
North Aurora Towne Centre Phase III – IL NARE/Inland North Aurora Venture III LLC	Chicago	45%	Q4 2010	100,000	375,000	-	37,700	24,684	Target (non-owned)
									JC Penney (non-owned)
Tuscany Village – FL Paradise	Orlando	15%	Q4 2010	127,400	340,025	-	43,100	16,117	-

Orchard Crossing – IN PTI Ft. Wayne, LLC	Fort Wayne	85%	Q2 2009	118,168	258,168	60.7%	24,600	21,618	Target (non-owned), Gordman’s

Southshore Shopping Center – ID PTI Boise, LLC	Boise	85%	Q4 2009	90,000	90,000	-	13,700	5,511	-

Shops at Lakemoor - IL TDC Inland Lakemoor LLC	Chicago	48%	Q4 2011	275,000	535,000	-	95,500	29,802	-

Lantern Commons PTI Westfield, LLC	Indianapolis	85%	Q4 2010	172,400	441,400	-	65,900	20,059	-

Totals/WTD Avg				1,165,195	2,736,820	11.2%	$345,200	$166,108

(1)

The Company owns the development properties through joint ventures and earns a preferred return and then it’s pro rata share of earnings.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

IREX Joint Venture Property Status

Property	Location	% TIC Ownership	Pro Rata Share of Acquisition Fee	Acquisition Fee Earned for the nine months ended September 30, 2008	Estimated Annualized Property Management Fee

FMC Technologies (1)	Houston, TX	100%	$1,525	19	37
Apria Healthcare (1)	Schaumburg, IL	100%	205	34	16
Delavan Crossing(1)	Delavan, WI	100%	241	241	54
Rainbow Foods (1)	West St. Paul, MN	100%	143	23	9
Greenfield Commons(1)	Aurora, IL	100%	150	150	23
AT&T(1)	Davenport, IA	100%	329	329	28
AT&T(1)	Evansville, IN	100%	450	450	30
AT&T(1)	Joplin, MO	100%	329	329	24
Fox Run Square(1)	Naperville, IL	79%	579	450	77
The University of Phoenix	Merrillville, IN	0%	140	-	11
Bank of America(1) (2)	Moosic, PA	1%	1,691	8	77
Bank of America(1) (2)	Las Vegas, NV	1%	-	2	45
Bank of America(3)	Hunt Valley, MD	0%	2,124	-	131
Bank of America(3)	Rio Rancho, NM	0%	-	-	22

			$7,906	$2,035	$584

(1)

These properties are not consolidated because upon the first sale of equity interest through the private placement offerings, the Company accounts for its equity interest under the equity method of accounting.

(2)

The TIC interests in the two Bank of America buildings, Moosic, PA and Las Vegas, NV, were sold together as a package.  The pro rata share of acquisition fee is $1,691 for both properties.

(3)

The TIC interests in the two Bank of America buildings, Hunt Valley, MD and Rio Rancho, NM, were sold together as a package.  The pro rata share of acquisition fee is $2,124 for both properties.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	September 30, 2008	December 31, 2007

Balance Sheet:

Assets:
Cash	$26,051	21,600
Investment in real estate, net	527,343	493,667
Construction in progress	121,582	135,890
Acquired lease intangibles, net	53,427	59,750
Accounts and rents receivable	15,005	13,113
Restricted cash	6,255	8,338
Leasing commissions, net	2,116	850
Loan fees, net	1,675	2,153
Other assets	2,809	6,939

Total assets	$756,263	742,300

Liabilities:
Accounts payable and accrued expenses	$7,864	7,978
Acquired lease intangibles, net	6,928	7,760
Accrued interest	1,448	1,300
Accrued real estate taxes	15,691	12,969
Security and other deposits	525	430
Mortgage payable	431,547	401,667
Prepaid rents and unearned income	3,039	3,863
Other liabilities	7,466	11,983

Total liabilities	474,508	447,950

Equity:
Inland	147,686	141,447
Other partners	134,069	152,903

Total equity	281,755	294,350

Total liabilities and equity	$756,263	742,300

Unconsolidated joint ventures had mortgages payable of $431,547 and $401,667 as of September 30, 2008 and December 31, 2007, respectively.  The Company’s proportionate share of these loans was $236,505 and $182,655 as of September 30, 2008 and December 31, 2007, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and nine months ended September 30, 2008

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Revenues:
Rental income	$10,548	11,432	32,700	32,569
Tenant recoveries	4,351	4,650	14,264	14,285
Other property income	5,360	127	5,586	831

Total revenues	20,259	16,209	52,550	47,685

Expenses:
Property operating expenses	2,868	2,109	8,694	7,094
Real estate tax expense	3,485	3,889	10,426	11,356
Depreciation and amortization	5,246	5,510	16,400	15,719
General and administrative expenses	48	25	156	107

Total expenses	11,647	11,533	35,676	34,276

Operating income	8,612	4,676	16,874	13,409

Other income	1,310	576	3,625	4,955
Interest expense	(4,029)	(4,274)	(12,966)	(11,832)

Income from continuing operations	$5,893	978	7,533	6,532

IRC’s pro rata share	$3,002	930	4,354	3,872

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property List

As of September 30, 2008, we owned 128 investment properties, comprised of 29 single-user retail properties, 58 Neighborhood Retail Centers, 16 Community Centers, and 25 Power Centers.  These investment properties are located in the states of Florida (1), Illinois (76), Indiana (7), Maryland (1), Michigan (1), Minnesota (29), Missouri (1), Nebraska (1), New Mexico (1), Ohio (3), Tennessee (1) and Wisconsin (6).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	Bally's Total Fitness

Bank of America
Hunt Valley, MD	377,332	07/08	1972/1997	100%	Bank of America

Bank of America
Rio Rancho, NM	76,768	07/08	1996	100%	Bank of America

Carmax Schaumburg, IL	93,333	12/98	1998	100%	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	Carmax

Circuit City Traverse City, MI	21,337	01/99	1998	100%	Circuit City (b)

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	Cub Foods (b)

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	Dominick's Finer Foods

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	Dominick's Finer Foods (b)

Dominick's Hammond, IN	71,313	05/99	1999	100%	Food 4 Less

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	Dominick's Finer Foods

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	Eckerd Drug Store

Hammond Mills f/k/a Hollywood Video Hammond, IN	7,488	12/98	1998	100%	None

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	Home Goods

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	Michael's

Petsmart Gurnee, IL	25,692	04/01	1997	100%	Petsmart

Pic 'N Save Waupaca, WI	63,780	03/06	2002	100%	Pic ‘N Save

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	None

Spingbrook Market West Chicago, IL	78,158	01/98	1990	100%	Springbrook Market

Staples Freeport, IL	24,049	12/98	1998	100%	Staples

The University of Phoenix Merrillville, IN	18,018	05/08	2006	100%	The University of Phoenix

Tweeter Home Entertainment Schaumburg, IL	9,988	09/99	1998	100%	None

Verizon Joliet, IL	4,504	05/97	1995	100%	None

Walgreens Jennings, MO	15,120	10/02	1996	100%	Walgreen’s (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	10,047	11/97	1985/2004	100%	None

Aurora Commons Aurora, IL	126,908	01/97	1988	97%	Jewel Food Stores

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	96%	Coborn’s Super Store

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	98%	Buehler’s Food Markets

Butera Market Naperville, IL	67,632	03/95	1991	99%	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,339	09/99	1988	100%	Byerly's Food Store
					Erik's Bike Shop
Caton Crossing Eagan, MN	83,792	06/03	1998	96%	Strack & Van Til

Cliff Lake Centre Eagan, MN	73,582	09/99	1988	90%	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	97%	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	83%	Schroeder's Ace Hardware
					Illinois State of Secretary
Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	95%	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	100%	Walgreen’s (c)

Gateway Square Hinsdale, IL	40,170	03/99	1985	97%	None

Golf Road Shopping Center Niles, IL	26,109	04/97	1982	86%	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	99%	Dominick's Finer Foods
					Deal’s
Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	97%	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	Office Depot

Iroquois Center Naperville, IL	140,981	12/97	1983	97%	Sears Logistics Services
					Planet Fitness
					Xilin
					Big Lots
Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	97%	Food 4 Less

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	97%	Rainbow

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	Giant Eagle, Inc

Montgomery Plaza f/k/a Goodyear Montgomery, IL	12,903	09/95	1991	100%	None

Mundelein Plaza Mundelein, IL	16,803	03/96	1990	79%	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	94%	Go Play

Northgate Center Sheboygan, WI	73,647	04/05	2003	98%	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	95%	Food 4 Less
					Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	0%	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	None

Orland Greens Orland Park, IL	45,031	09/98	1984	90%	Shoe Carnival
					Dollar Tree
Orland Park Retail Orland Park, IL	8,500	02/98	1997	80%	None

Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	92%	Fashion Bug
					Rainbow
Park St. Clair Schaumburg, IL	11,859	12/96	1994	100%	None

Plymouth Collection Plymouth, MN	40,815	01/99	1999	100%	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	100%	None

River Square Naperville, IL	58,260	06/97	1988	92%	None

Riverplace Center Noblesville, IN	74,414	11/98	1992	96%	Kroger
					Fashion Bug
Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	Binny’s

Rose Plaza East Naperville, IL	11,658	01/00	1999	86%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Rose Plaza West Naperville, IL	14,335	09/99	1997	57%	None

Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	97%	Sears Hardware

Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	100%	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	97%	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	23%	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	95%	Bally Total Fitness
					Office Depot
St. James Crossing Westmont, IL	49,994	03/98	1990	100%	None

Stuart's Crossing St. Charles, IL	85,529	08/98	1999	93%	Jewel Food Stores

Townes Crossing Oswego, IL	105,989	08/02	1988	97%	Jewel Food Stores

V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	98%	V. Richards Market
					Guitar Center
					Pedro’s Mexican Restaurant
Wauconda Crossing Wauconda, IL	90,290	09/06	1997	99%	Dominick's Finer Foods (b)
					Walgreen’s
Wauconda Shopping Ctr Wauconda, IL	34,137	05/98	1988	91%	Dollar Tree

Westriver Crossing Joliet, IL	32,452	08/99	1999	96%	None

Western & Howard Chicago, IL	11,974	04/98	1985	100%	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	91%	Frattalone’s Hardware

Wisner/Milwaukee Plaza Chicago, IL	15,146	02/98	1994	100%	None

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	92%	Jewel Food Stores
					U.S. Postal Service
Community Centers

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	56%	Cost Plus World Market

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Bergen Plaza Oakdale, MN	272,233	04/98	1978	91%	K-Mart
					Rainbow
					Dollar Tree
Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	99%	Linens & Things
					Barnes & Noble
					Dress Barn
Burnsville Crossing Burnsville, MN	97,310	09/99	1989	89%	Schneiderman’s Furniture
					Petsmart
Chestnut Court Darien, IL	170,027	03/98	1987	99%	Office Depot
					Powerhouse Gym
					Loyola Medical Center
					Halloween USA
					Factory Card Outlet
Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	Factory Card Outlet

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	75%	Clark Furniture
					Jewel Food Stores
					Office Depot
					Petsmart
Lake Park Plaza Michigan City, IN	229,639	02/98	1990	71%	Wal-Mart
					Jo Ann Fabrics
					Factory Card Outlet
Park Center Tinley Park, IL	194,599	12/98	1988	95%	Central Grocers
					Bally's Total Fitness
					The Furniture Box
					Chuck E. Cheese Old Country Buffet
					Spirit Halloween
Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	Home Depot
					Rainbow
					Petsmart
					Office Max
					Old Navy
					Party City
Skokie Fashion Square Skokie, IL	84,580	12/97	1984	100%	Office Depot
					Spirit Halloween

Skokie Fashion Square II Skokie, IL	7,151	11/04	1984	100%	None

Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	K-Mart
					Kroger
Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	Marshall’s
					Factory Card Outlet

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Village Ten Coon Rapids, MN	211,568	08/03	2002	97%	Lifetime Fitness
					Cub Foods
					Dollar Tree Stores
Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	95%	Dominick's Finer Foods
					Jewish Community Center
					Harris Bank
Power Centers

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	97%	Staples
					Berean Bookstore
					Petsmart
					Famous Footwear
					Factory Card Outlet
Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	99%	Best Buy
					K-Mart
					Bed, Bath & Beyond
					The Sports Authority
					Cost Plus
					Borders Books
					Office Depot
Deer Trace Kohler, WI	149,881	07/02	2000	98%	Elder Beerman
					TJ Maxx
					Michael's
					Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	None

Joliet Commons Joliet, IL	158,922	10/98	1995	100%	Cinemark
					Petsmart
					Barnes & Noble
					Spirit Halloween
					Old Navy
					MC Sports
					Old Country Buffet
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	Office Max

Lansing Square Lansing, IL	233,508	12/96	1991	87%	Sam's Club
					Bargain Books
					Sweet Home Furniture
Mankato Heights Mankato, MN	155,173	04/03	2002	100%	TJ Maxx
					Michael’s
					Old Navy
					Pier One
					Petco
					Famous Footwear

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Maple Park Place Bolingbrook, IL	227,795	01/97	1992/2004	100%	Powerhouse Gym
					Office Depot
					Jo Ann Fabrics
					Sportmart
					Best Buy
Naper West Naperville, IL	164,812	12/97	1985	81%	Barrett’s Home Theater Store
					Lifestyles by Interiors, Etc
Naper West II Naperville, IL	50,000	10/02	1985	73%	JoAnn Fabrics

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	85%	Staples
					Sam’s Wine & Spirits
					TREK Bicycle Store
Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	99%	Office Max
					Petsmart
Pine Tree Plaza Janesville, WI	187,413	10/99	1998	100%	Gander Mountain
					TJ Maxx
					Staples
					Michaels Stores
					Old Navy LLC
					Petco
					Famous Footwear
Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	Rainbow
					The Sports Authority
					Office Max
					Petco
					Party City
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	98%	Best Buy
					Kerasotes Theaters
					Office Depot
					TJ Maxx
					Petsmart
					Michaels Stores
					Ulta Salon
					Old Country Buffet
					Harlem Furniture
Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	Staples
					PetsMart
Salem Square Countryside, IL	112,310	08/96	1973 / 1985	97%	TJ Maxx
					Marshall’s

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	92%	Halloween USA
					Pier 1 Imports
					DSW Shoe Warehouse

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Shakopee Valley Marketplace Shakopee, MN	146,430	12/02	2000 / 2001	100%	Kohl's
					Office Max
Shakopee Outlot Shakopee, MN	12,285	03/06	2007	100%	None

Shoppes at Grayhawk Omaha, NE	221,000	02/06	2001/2004	96%	Lowe’s
					Michael’s
Shops at Orchard Place Skokie, IL	165,141	12/02	2000	97%	Best Buy
					DSW Shoe Warehouse
					Ulta Salon
					Pier 1 Imports
					Petco
					Walter E Smithe
					Factory Card Outlet
University Crossing Mishawaka, IN	111,651	10/03	2003	90%	Marshall’s
					Babies R Us
					Petco
					Dollar Tree Stores
					Pier One Imports
					Spirit Halloween
Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	78%	Kohl's
					Barnes & Noble
					Joseph A. Banks Clothiers

Total	11,164,276			94%

As of September 30, 2008, we owned 17 investment properties through our joint ventures, comprised of 2 Single User, 8 Neighborhood Retail Centers, 3 Community Centers, 1 Lifestyle Center, and 3 Power Centers.  These investment properties are located in the states of Illinois (13), Minnesota (1), Nevada (1), Pennsylvania (1) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)
Single User

Bank of America Las Vegas, NV	85,708	07/08	1995	100%	Bank of America

Bank of America Moosic, PA	300,000	07/08	1995	100%	Bank of America

Neighborhood Retail Centers

Cobbler Crossing Elgin, IL	102,643	05/97	1993	90%	Jewel Food Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	MGM Liquor Warehouse
					Cub Foods
Fox Run Square Naperville, IL	143,512	01/08	1986	97%	Dominick’s Finer Foods

Mapleview Grayslake, IL	114,914	03/05	2000	98%	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	Jewel Food Store
					Marshall’s Dept. Store
Ravinia Plaza Orland Park, IL	101,384	11/06	1990	98%	Borders
					Pier 1 Imports
					House of Brides
Regal Showplace Crystal Lake, IL	97,066	03/05	1998	89%	Regal Cinemas

The Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	94%	Jewel Food Store

Community Centers

Chatham Ridge Chicago, IL	175,754	02/00	1999	67%	Food 4 Less
					Marshall’s Dept. Store
					Bally Total Fitness
Greentree Centre & Outlot Caledonia, WI	169,268	02/05	1990/1993	99%	Pic n Save
					K-Mart
Thatcher Woods Center River Grove, IL	188,213	04/02	1969/1999	100%	Walgreens
					A.J. Wright
					Olson’s Ace Hardware
					Hanging Garden Banquet
					Binny’s Beverage Depot
					Dominick’s Finer Foods
Lifestyle Centers

Algonquin Commons Algonquin, IL	546,936	02/06	2004/2005	78%	Circuit City
					PetsMart
					Office Max
					Barrett’s Home Theater
					Border's
					Pottery Barn
					Old Navy
					DSW Warehouse
					Spirit Halloween
					Dick's Sporting Goods
					Trader Joe's
					Ulta

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2008

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Center

Orland Park Place Orland Park, IL	599,672	04/05	1980/1999	95%	K & G Superstore
					Old Navy
					Cost Plus World Market
					Stein Mart
					Tiger Direct
					Barnes & Noble
					DSW Shoe Warehouse
					Bed, Bath & Beyond
					Sports Authority
					Binny’s Beverage Depot
					Nordstrom Rack
					Dick’s Sporting Goods
					Marshall’s
Randall Square Geneva, IL	216,485	05/99	1999	99%	Marshall’s Dept. Store
					Bed, Bath & Beyond
					Old Navy
					Factory Card Outlet
					Shoe Carnival
					Petsmart
					Michaels Stores
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973, 1975 1997	84%	Toys R Us
					Luna Carpets
					Spirit Halloween
					Discovery Clothing
					Harlem Furniture
					REI
					Steve & Barry’s

Total	3,362,282			93%

Total /Weighted Average	14,526,558			94%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of the lease, the tenant has a right to terminate prior to the lease expiration date.